Exhibit 99.1

Press Contact: Michael T. Burns Investor Relations Harris Interactive Inc. 800-866-7655 x7328 mburns@harrisinteractive.com

Harris Interactive® Reports Third Quarter Fiscal 2013 Results

Raises Adjusted EBITDA Guidance; Introduces Fiscal 2013 Revenue Guidance

Rochester, N.Y. — May 2, 2013 — Harris Interactive Inc. (NASDAQ: HPOL), a leading global market research firm, today announced its third quarter fiscal 2013 financial results.

Al Angrisani, President and Chief Executive Officer of Harris Interactive, commented, “Raising adjusted EBITDA guidance on strong Q3 results demonstrates further improvement in our business model and the turnaround effort. Sales remain a challenge, but essentially flat year-to-date sales versus the prior year are indicative of a gradual improvement across many, but not all, of our business units.”

Eric Narowski, Chief Financial Officer of Harris Interactive, commented, “Based on current market conditions and forecasts, we are raising our adjusted EBITDA guidance for the fiscal year ending June 30, 2013 to between $14.0 and $15.0 million. Additionally, we are introducing full fiscal 2013 revenue guidance of between $139.0 and $141.0 million. Performance at these levels will allow us to continue to de-leverage our balance sheet and pay off our remaining bank debt by fiscal year end.”

Key Financial Statistics (1)

USD in millions – unaudited	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2013	2012	2013	2012
Revenue (2)	$33.6	$34.1	$103.7	$111.0
Operating income (loss) (3)	$1.1	$(0.4)	$6.0	$(2.3)
Net income (loss)	$1.0	$(0.3)	$5.6	$(4.7)
Fully diluted net income (loss) per share	$0.02	$(0.01)	$0.10	$(0.08)
Adjusted EBITDA (4)	$2.7	$1.5	$11.1	$3.0
Adjusted EBITDA with add-back of restructuring and other charges (4)	$2.7	$1.5	$11.1	$8.4
Cash provided by operations	$5.5	$0.1	$7.4	$3.6
Bookings (5)	$34.4	$39.5	$116.1	$116.8

At March 31:	2013	2012
Cash and cash equivalents	$14.9	$13.2
Outstanding debt	$2.4	$7.2
Secured revenue (6)	$55.0	$50.5

©2013 Harris Interactive Inc.	All rights reserved.

(1)	All amounts shown reflect our Asian operations as discontinued operations.
(2)	Amounts include the impact of foreign currency exchange rate differences. Excluding the impact of foreign currency exchange rate differences, revenue for the three and nine months ended March 31, 2013 decreased by 1% and 6%, respectively, over the same prior year periods.
(3)	Operating income for the three and nine months ended March 31, 2013 did not include any restructuring or other charges, compared with $(19) thousand and $5.3 million, respectively, for the same prior year periods.
(4)	EBITDA is a non-GAAP measure. Adjusted EBITDA, also a non-GAAP measure, is EBITDA with stock-based compensation added back.
(5)	Amounts include the impact of foreign currency exchange rate differences. Excluding the impact of foreign currency exchange rate differences, bookings for the three and nine months ended March 31, 2013 decreased by 10% and 0.2%, respectively, over the same prior year periods.
(6)	Amounts include the impact of foreign currency exchange rate differences. Excluding the impact of foreign currency exchange rate differences, secured revenue at March 31, 2013 increased by 10% over the same prior year period.

Third Quarter Fiscal 2013 Results Conference Call and Webcast Access

Al Angrisani, President and Chief Executive Officer, will host a conference call to discuss these results on Thursday, May 2, 2013, at 5:00 p.m. ET. Formal remarks will be followed by a question and answer session.

To access the conference call, please dial toll-free 877.303.9858 in the United States and Canada, or 408.337.0139 internationally.

A live webcast of the conference call also will be accessible via the Investor Relations section of our website at http://ir.harrisinteractive.com/, where an archived replay of the webcast will be available for 30 days following the call. No telephone replay of the conference call will be provided. This media release will be available under the Investor Relations section of our website at http://ir.harrisinteractive.com/ prior to the call.

Cautionary Note Regarding Forward Looking Statements

Certain statements in this press release and oral statements made by the Company on its conference call constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, among others, statements as to future economic performance, projections as to financial items, estimates, and plans and objectives for future operations, products and services. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “feel”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “consider”, “possibility”, or the negative of these terms or other comparable terminology. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, risks detailed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, as updated quarterly in our Quarterly Reports on Form 10-Q to reflect additional material risks. The Company has filed its reports on Forms 10-K and 10-Q with the Securities and Exchange Commission, and they are available under the Investor Relations section of our website at http://ir.harrisinteractive.com/. Risks and uncertainties also include the continued volatility of the global macroeconomic environment and its impact on the Company and its clients, the Company’s ability to sustain and grow its revenue base, the Company’s ability to maintain and improve cost efficient operations, the impact of reorganization, restructuring and related charges, quarterly variations in financial results, the Company’s ability to maintain compliance with certain NASDAQ listing requirements, actions of competitors, the Company’s ability to develop and maintain products and services attractive to the market, and the Company’s ability to remain in compliance with the financial covenants in its credit agreement.

You are urged to consider these factors carefully in evaluating such forward-looking statements and are cautioned not to place undue reliance on them. The forward-looking statements are qualified in their entirety by this cautionary statement.

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About Harris Interactive

Harris Interactive is one of the world’s leading market research firms, leveraging research, technology, and business acumen to transform relevant insight into actionable foresight. Known widely for the Harris Poll® and for pioneering innovative research methodologies, Harris offers proprietary solutions in the areas of market and customer insight, corporate brand and reputation strategy, and marketing, advertising, public relations and communications research. Harris possesses expertise in a wide range of industries including health care, technology, public affairs, energy, telecommunications, financial services, insurance, media, retail, restaurant, and consumer package goods. Additionally, Harris has a portfolio of multi-client offerings that complement our custom solutions while maximizing our client’s research investment. Serving clients in more than 196 countries and territories through our North American and European offices, Harris specializes in delivering research solutions that help us—and our clients-stay ahead of what’s next. For more information, please visit www.harrisinteractive.com.

HPOL – E

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HARRIS INTERACTIVE INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	March 31,	June 30,
	2013	2012
Assets
Cash and cash equivalents	$14,947	$11,456
Accounts receivable, net	20,220	19,940
Unbilled receivables	6,317	7,513
Prepaids and other current assets	4,425	3,859
Deferred tax assets	161	243

Total current assets	46,070	43,011
Property, plant and equipment, net	2,315	2,500
Other intangibles, net	8,766	10,795
Other assets	513	1,080

Total assets	$57,664	$57,386

Liabilities and Stockholders’ Equity
Accounts payable	$6,878	$7,628
Accrued expenses	17,839	21,643
Current portion of long-term debt	2,397	4,794
Deferred revenue	12,373	10,088
Liabilities from discontinued operations	—	181

Total current liabilities	39,487	44,334
Long-term debt	—	1,199
Deferred tax liabilities	1,491	1,696
Other long-term liabilities	2,870	4,072
Total stockholders’ equity	13,816	6,085

Total liabilities and stockholders’ equity	$57,664	$57,386

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HARRIS INTERACTIVE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2013	2012	2013	2012
Revenue from services	$33,554	$34,117	$103,650	$111,002
Operating expenses:
Cost of services	20,013	20,791	61,366	68,799
Selling, general and administrative	11,501	12,580	33,487	35,579
Depreciation and amortization	902	1,136	2,813	3,602
Restructuring and other charges	—	(19)	—	5,348

Total operating expenses	32,416	34,488	97,666	113,328

Operating income (loss)	1,138	(371)	5,984	(2,326)
Operating margin	3.4%	-1.1%	5.8%	-2.1%
Interest expense, net	67	196	237	557

Income (loss) from continuing operations before income taxes	1,071	(567)	5,747	(2,883)

Provision (benefit) for income taxes	118	(88)	161	(85)

Income (loss) from continuing operations	953	(479)	5,586	(2,798)
Income (loss) from discontinued operations	—	156	—	(1,854)

Net income (loss)	$953	$(323)	$5,586	$(4,652)

Basic net income (loss) per share:
Continuing operations	$0.02	$(0.01)	$0.10	$(0.05)
Discontinued operations	—	0.00	—	(0.03)

Basic net income (loss) per share	$0.02	$(0.01)	$0.10	$(0.08)

Diluted net income (loss) per share:
Continuing operations	$0.02	$(0.01)	$0.10	$(0.05)
Discontinued operations	—	0.00	—	(0.03)

Diluted net income (loss) per share	$0.02	$(0.01)	$0.10	$(0.08)

Weighted average shares outstanding:
Basic	56,301,471	55,572,845	56,134,161	55,287,089

Diluted	58,206,271	55,572,845	57,846,756	55,287,089

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Harris Interactive Inc.

Three and Nine Months Ended March 31, 2013

Reconciliation of GAAP Net Income (Loss) to EBITDA and Adjusted EBITDA

Amounts in thousands of USD

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2013	2012	2013	2012
GAAP net income (loss)	$953	$(323)	$5,586	$(4,652)
(Income) loss from discontinued operations	—	(156)	—	1,854
Interest expense, net	67	196	237	557
Provision (benefit) for income taxes	118	(88)	161	(85)
Depreciation and amortization	1,034	1,393	3,277	4,373

EBITDA	$2,172	$1,022	$9,261	$2,047
Stock-based compensation (7)	569	447	1,817	997

Adjusted EBITDA	$2,741	$1,469	$11,078	$3,044

Adjusted EBITDA	$2,741	$1,469	$11,078	$3,044
Add-back of restructuring and other charges	—	(19)	—	5,348

Adjusted EBITDA with add-back of restructuring and other charges	$2,741	$1,450	$11,078	$8,392

(7)	Stock-based compensation expense represents the cost of stock-based compensation accounted for under the FASB guidance for stock-based compensation.

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Full Year Fiscal 2013 Guidance

Reconciliation of GAAP Net Income (Loss) to EBITDA and Adjusted EBITDA

Amounts in millions of USD

	For the Fiscal Year Ending June 30, 2013 (1)(2)	For the Fiscal Year Ended June 30, 2012
GAAP net income (loss)	$7.3	$(5.6)
Loss from discontinued operations, net of tax	—	1.9
Interest expense, net	0.3	0.7
Provision for income taxes	0.2	0.2
Depreciation and amortization	4.3	5.6

EBITDA	$12.1	$2.8
Stock-based compensation (3)	2.4	1.8

Adjusted EBITDA	$14.5	$4.6

Adjusted EBITDA	$14.5	$4.6
Add-back of restructuring and other charges	—	7.5

Adjusted EBITDA with add-back of restructuring and other charges	$14.5	$12.1

(1)	This reconciliation is based on the midpoint of the Adjusted EBITDA guidance range provided in this press release.
(2)	The amounts expressed in this column are based on current estimates as of the date of this press release.
(3)	Stock-based compensation expense represents the cost of stock-based compensation accounted for under the FASB guidance for stock-based compensation.

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